Exhibit 10.3

GUARANTEE AGREEMENT

November 20, 2015

This GUARANTEE AGREEMENT, dated as of November 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Guarantee”), by Downs Racing, L.P., Backside, L.P., Mill Creek Land, L.P., Northeast Concessions, L.P., Mohegan Commercial Ventures PA, LLC, Mohegan Basketball Club, LLC, Mohegan Ventures-Northwest, LLC, Mohegan Golf, LLC, Mohegan Ventures Wisconsin, LLC, Wisconsin Tribal Gaming, LLC and MTGA Gaming, LLC (together with their respective successors and assigns, and together with any other entity that may become a party hereto by executing a Guarantee Joinder, the “Guarantors”) is in favor of each of the Noteholders (as such term is hereinafter defined).

SECTION 1.	PRELIMINARY STATEMENT

The Mohegan Tribal Gaming Authority (the “Authority”), a governmental instrumentality of The Mohegan Tribe of Indians of Connecticut, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. § 83 (the “Tribe”), has authorized the issuance of its Floating Rate Senior Notes due December 15, 2017 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”), pursuant to a Note Purchase Agreement, of even date herewith (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Authority, the Tribe (for purposes of the specific sections detailed therein), and the Purchasers party thereto.

In order to induce the Purchasers to enter into the Note Purchase Agreement and to purchase the Notes from the Authority, the Authority has agreed that it will cause each Guarantor to guarantee the Obligations of the Authority under the terms of the Notes and the Note Purchase Agreement pursuant to the terms and provisions hereof.

Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Authority, and the incurrence of such indebtedness is in the best interests of each Guarantor. The Authority and each Guarantor have induced the Purchasers to purchase the Notes based on the consolidated financial condition of each Guarantor and the Authority.

All acts and proceedings required by law and by the certificate of incorporation and bylaws (or other applicable constitutive documents) of each Guarantor necessary to constitute this Guarantee a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof has been in all respects duly authorized.

SECTION 2.	GUARANTEE AND OTHER RIGHTS AND UNDERTAKINGS.

Section 2.1 Guaranteed Obligations. Each Guarantor, in consideration of the execution and delivery of the Note Purchase Agreement, the purchase of the Notes by the Purchasers and other consideration, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees, on a continuing basis, to each holder of Notes (each such holder being referred to herein as a “Noteholder” and, collectively, as the “Noteholders”), as a primary obligor and not merely as a surety, until final and indefeasible payment has been made in cash:

(a) the due and punctual payment of Obligations, including, without limitation, overdue interest, indemnification payments and all reasonable, out-of-pocket costs and expenses incurred by the Noteholders in connection with enforcing any obligations of the Authority under the Note Purchase Agreement and the Notes; it being the intent of each Guarantor that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection; and

(b) the prompt and complete payment, on demand, of any and all reasonable, out-of-pocket costs and expenses incurred by the Noteholders in connection with enforcing the obligations of such Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of the Noteholders’ counsel.

All of the obligations set forth in clauses (a) and (b) of this Section 2.1 are referred to herein as the “Guaranteed Obligations” and the guaranty thereof contained herein is referred to herein as the “Unconditional Guarantee.” The Unconditional Guarantee is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment in cash of the Guaranteed Obligations.

Section 2.2 Performance under the Note Purchase Agreement. In the event the Authority fails to pay, perform. keep, observe, or fulfill any Guaranteed Obligation specified in clause (a) of Section 2.1 in the manner provided in the Notes or in the Note Purchase Agreement, each Guarantor shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, the Guaranteed Obligations shall, in the manner and subject to the limitations provided in the Note Purchase Agreement for the acceleration of the Notes, forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

Section 2.3 Releases. Each Guarantor consents and agrees that, without notice to or by any Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of each Guarantor hereunder, each Noteholder, in the manner provided herein, by action or inaction, may:

(a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or agreement or instrument related thereto or hereto;

(b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(c) grant waivers, extensions, consents and other indulgences to the Authority or any Guarantor or guarantors in respect of any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or any agreement or instrument related thereto or hereto;

(d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or any agreement or instrument related hereto; and

(e) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not.

Section 2.4 Waivers. To the fullest extent permitted by law, each Guarantor does hereby waive:

(a) any notice of:

(i) acceptance of the Unconditional Guarantee;

(ii) any purchase of the Notes under the Note Purchase Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, or the amount of the Guaranteed Obligations, subject to each Guarantor’ rights to make inquiry of each Noteholder to ascertain the amount of the Guaranteed Obligations owing to such Noteholder at any reasonable time;

(iii) any adverse change in the financial condition of the Authority or any other fact that might increase, expand or affect each Guarantor’s risk hereunder;

(iv) presentment for payment, demand, protest, and notice thereof as to the Notes;

(v) any Default or Event of Default; and

(vi) any notice or demand of any kind or nature whatsoever to which each Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Guarantor pursuant to the terms of this Guarantee).

(b) any right, by statute or otherwise, to require any Noteholder to institute suit against the Authority or any other guarantor or to exhaust the rights and remedies of any Noteholder against the Authority or any other guarantor;

(c) the benefit of any stay or extension law or other usury law or other law now or at any time hereafter in force which, but for this waiver, would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein;

(d) any defense (other than defense of payment or performance) or objection to the absolute, primary, continuing nature, or the validity, enforceability or amount of the Unconditional Guarantee, including, without limitation:

(i) any change of law;

(ii) any invalidity or irregularity with respect to the issuance or assumption of any Obligations;

(iii) the genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Authority or any Guarantor;

(v) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Authority or any Guarantor, or sequestration or seizure of any property of the Authority or any Guarantor, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Authority or any Guarantor;

(vi) any disability or other defense of the Authority or any Guarantor to payment and performance of all Guaranteed Obligations other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in cash;

(vii) the cessation from any cause whatsoever of the liability of the Authority or any Guarantor in respect of the Guaranteed Obligations (other than as provided herein);

(viii) impossibility or illegality of performance on the part of the Authority or any Guarantor under the Note Purchase Agreement, the Notes or this Guarantee;

(ix) any change of the circumstances of the Authority or any Guarantor, whether or not foreseen or foreseeable, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Authority or any Guarantor and whether or not of the kind hereinbefore specified;

(x) any attachment, claim, demand, charge, Lien, order, process or encumbrance, or any withholding or diminution, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or against any sums payable under the Note Purchase Agreement or the Notes or any agreement or instrument related hereto so that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided;

(xi) any change in the ownership of the equity securities of the Authority, any Guarantor or any other Person liable in respect of the Notes; or

(xii) any other action, happening, event or reason whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Authority or any Guarantor of any of their obligations under the Note Purchase Agreement, the Notes or this Guarantee.

Section 2.5 Certain Waivers of Subrogation, Reimbursement and Indemnity. Until payment in full is made on the Notes, each Guarantor hereby acknowledges and agrees that:

(a) no Guarantor shall have any right of subrogation, contribution, reimbursement, or indemnity whatsoever in respect of the Guaranteed Obligations, and no right of recourse to or with respect to any assets or property of the Authority on account of such Guaranteed Obligations;

(b) [reserved]; and

(c) each holder of Notes may specifically enforce the provisions of this Section 2.5.

Section 2.6 [Reserved].

Section 2.7 Invalid Payments. Each Guarantor further agrees that, to the extent the Authority makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 2.8 [Reserved].

Section 2.9 [Reserved].

Section 2.10 [Reserved].

Section 2.11 [Reserved].

Section 2.12 Election by Guarantors to Perform Obligations. Any election by any Guarantor to pay or otherwise perform any of the obligations of the Authority under the Notes, the Note Purchase Agreement or any agreement or instrument related thereto shall not release the Authority, such Guarantor or any other guarantor from such obligations or any of such Person’s other obligations under the Notes, the Note Purchase Agreement or any agreement or instrument related thereto.

Section 2.13 No Election of Remedies by Noteholders. Each Noteholder shall, individually or collectively, have the right to seek recourse against any Guarantor to the fullest extent provided for herein for such Guarantor’s obligations under this Guarantee in respect of the Guaranteed Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder’s right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Authority or any Guarantor under any document or instrument evidencing obligations of the Authority or any Guarantor to such Noteholder shall serve to diminish the liability of any Guarantor under this Guarantee, except to the extent that such Noteholder finally and unconditionally shall have realized payment of the Guaranteed Obligations by such action or proceeding.

Section 2.14 Separate Action; Other Enforcement Rights. Subject to the terms of the Note Purchase Agreement, each of the rights and remedies granted under this Guarantee to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder with notice by such Noteholder to, but without the consent of or any other action by, any other Noteholder; provided, however, that the maturity of the Notes may only be accelerated in accordance with the provisions of the Note Purchase Agreement or operation of law. Each Noteholder may proceed to protect and enforce the Unconditional Guarantee by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

Section 2.15 Noteholder Set-off. Each Noteholder shall have, to the fullest extent permitted by law and this Guarantee, a right of set-off against any and all credits and any and all other property of any or all of the Guarantors, now or at any time whatsoever, with or in the possession of, such Noteholder, or anyone acting for such Noteholder, to ensure the full performance of any and all obligations of each Guarantor hereunder following and during the continuance of an Event of Default.

Section 2.16 Delay or Omission; No Waiver. No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person’s rights, powers and remedies hereunder.

Section 2.17 [Reserved].

Section 2.18 Cumulative Remedies. No remedy under this Guarantee, the Note Purchase Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Guarantee, the Note Purchase Agreement or the Notes.

Section 2.19 [Reserved].

Section 2.20 Limitation on Guaranteed Obligation. Notwithstanding anything in Section 2.1 or elsewhere in this Guarantee, the Note Purchase Agreement or the Notes to the contrary, the obligations of each Guarantor hereunder shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable federal or state law (including, without limitation, to the extent, and only to the extent, applicable to each Guarantor, Section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Guarantor hereunder).

Section 2.21 [Reserved].

Section 2.22 Release of Guarantor. A Guarantor will be automatically and unconditionally released from its Unconditional Guarantee upon the occurrence of any of the following:

(i) the sale, exchange, transfer or other disposition (other than to any other Guarantor or the Authority) to any Person that is not required to become a Guarantor of all of the Capital Stock of (including by way of merger or consolidation), or all or substantially all the assets of, such Guarantor, which sale, exchange or transfer is made in accordance with the provisions of the Note Purchase Agreement;

(ii) such Guarantor otherwise ceases to be a Subsidiary of the Authority in a transaction permitted by the Note Purchase Agreement;

(iii) such Guarantor ceases to guarantee any other Indebtedness of the Authority or ceases to be obligated on other Indebtedness in excess of $50.0 million; or

(iv) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Note Purchase Agreement;

provided, in each such case, the Authority has delivered to the Noteholders an Officer’s Certificate certifying (i) as to the satisfaction of the relevant requirements of this Section 2.22 and (ii) stating that all conditions precedent provided for in the Note Purchase Agreement relating to the applicable transactions have been complied with. At the request of the Authority or the relevant Guarantor, the Noteholders shall execute and deliver an appropriate instrument, in the form provided by the Authority or such Guarantor, evidencing the release of any Guarantor pursuant to this Section 2.22.

SECTION 3.	INTERPRETATION OF THIS GUARANTEE

Section 3.1 Defined Terms. For purposes of this Guarantee, the following terms have the meanings specified below or provided for in the Section of this Guarantee referred to immediately following such term (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms used herein and not otherwise defined herein have the meaning specified in the Note Purchase Agreement.

(a) Authority — Section 1.

(b) Guaranteed Obligations — Section 2.1.

(c) Guarantors — has the meaning assigned to such term in the introductory paragraph hereof.

(d) Guarantee Joinder – a Guarantee Joinder in the form of Annex 1 hereto.

(e) Note Purchase Agreement — Section 1.

(f) Noteholder — Section 2.1.

(g) Notes — Section 1.

(h) Unconditional Guarantee — Section 2.1.

SECTION 4.	REPRESENTATIONS AND WARRANTIES.

Each Guarantor represents and warrants, as to itself as of the date hereof, that each of the representations and warranties made by the Authority in Section 5 of the Note Purchase Agreement and pertaining to such Guarantor is true and correct with respect to each Guarantor on the date hereof in all material respects.

SECTION 5.	[RESERVED].

SECTION 6.	MISCELLANEOUS.

Section 6.1 Successors and Assigns.

All covenants and other agreements contained in this Guarantee by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

Section 6.2 Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.3 Communications. All notices and communications provided for hereunder shall be in writing, shall be delivered in the manner required by the Note Purchase Agreement, and shall be addressed, if to any Guarantor, to it care of the Authority at the address set forth in the Note Purchase Agreement, and if to any of the Noteholders:

(a) if such Noteholder is a Purchaser, at the address for such Purchaser set forth on Schedule B to the Note Purchase Agreement, and further including any parties referred to on such schedules (which are required to receive notices in addition to such Noteholder), and

(b) if such Noteholder is not a Purchaser, at the address for such Noteholder as such Noteholder shall have specified to the Authority in writing,

or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 6.3. Notices shall be deemed given only when actually received.

Section 6.4 Applicable Law. This Guarantee shall be governed by and construed in accordance with the law of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York. Each party hereto each hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Guarantee, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including but not limited to legal process, execution of judgments and other legal remedies.

Section 6.5 Benefits of Guarantee Restricted to Noteholders. Nothing express or implied in this Guarantee is intended or shall be construed to give to any Person other than each Guarantor and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of each Guarantor and the Noteholders.

Section 6.6 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Guarantee and the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. Subject to the preceding sentence, this Guarantee, the Note Purchase Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 6.7 Additional Guarantors. Each Restricted Subsidiary of the Authority that is required to become a party to this Guarantee pursuant to Section 10.12 of the Note Purchase Agreement shall, within 20 Business Days of the date on which it first satisfies the conditions set forth in Section 10.12 of the Note Purchase Agreement, become a Guarantor for all purposes of this Guarantee by executing and delivering a Guarantee Joinder. Upon execution and delivery by the Guarantor of a Guarantee Joinder in the form of Annex 1 hereto, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor, Purchaser or Noteholder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

Section 6.9 Amendment. Subject to Section 19 of the Note Purchase Agreement, this Guarantee may be amended only in a writing executed by the Authority, each Guarantor and the Required Holders.

Section 6.10 Survival. So long as the Guaranteed Obligations and all payment obligations of each Guarantor hereunder shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor hereunder will survive.

Section 6.11 Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 6.12 Waiver of Jury Trial; Consent to Jurisdiction; Limited Waiver of Sovereign Immunity, Etc.

(a) The Guarantors do not consent to the enforcement, levy, or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that each of the Guarantors consents to the enforcement, levy and other execution of any judgment for money or other damages, whether obtained as a result of a judicial, administrative, or arbitral proceeding, against any assets, real or personal (other than any property held in trust or subject to a restriction on alienation by the United States and property of which the encumbrance or transfer is not permitted under any applicable federal or state law or regulation (the “Excluded Property”)) of the Guarantor, but only to the extent set forth in the remainder of this paragraph. Subject to the foregoing, the Guarantors expressly and irrevocably waive their respective sovereign immunity, to the extent applicable (and any defenses based thereon) from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by a Purchaser (or any of its successors or permitted assigns), subject to any limitations contained in this Guarantee, to interpret or enforce the terms of this Guarantee and to enforce and execute any judgment resulting therefrom against such Guarantor or the assets of such Guarantor (other than the Excluded Property). Without limiting the generality of the foregoing, each of the Guarantors waives its immunity (to the extent applicable) from unconsented suit to permit the maintenance of the following actions in respect of this Guarantee.

(i) Courts. Each of the Guarantors waives its immunity from unconsented suit to permit any court of competent jurisdiction to (A) enforce and interpret the terms of this Guarantee and award and enforce the award of damages against the a Guarantor owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings or arbitration; (B) determine whether any consent or approval of a Guarantor has been improperly granted or unreasonably withheld; (C) enforce any judgment prohibiting a Guarantor from taking any action, or mandating or obligating a Guarantor to take any action, including a judgment compelling a Guarantor to submit to binding arbitration; and (D) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. § 1302 (or any successor statute).

(ii) Arbitration. Each of the Guarantors waives its immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, to (1) enforce and interpret the terms of this Guarantee and to award and enforce the award of any damages against a Guarantor owing as a consequence thereof; (2) determine whether any consent or approval of a Guarantor has been improperly granted or unreasonably withheld; and (3) enforce any judgment prohibiting a Guarantor from taking any action, or mandating or obligating a Guarantor to take any action, including a judgment compelling a Guarantor to submit to binding arbitration.

(b) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the following courts, jurisdictions and venues (i) for any action or proceeding arising out of or relating to this Guarantee: (A) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (B) or if those courts lack or decline jurisdiction over the action, then the courts of the State of New York sitting in the City of New York, County of New York, and all courts to which any appeal therefrom may be available; (C) or if none of the foregoing courts shall have or accept jurisdiction, then the Mohegan Gaming Disputes Court; and (D) or if none of the foregoing courts shall have or accept jurisdiction, then to arbitration under the commercial arbitration rules of the American Arbitration Association or (ii) for recognition or enforcement of any judgment: (A) the courts identified in clause (i) above, (B) courts of the State of Connecticut, and any appellate court from which any appeals therefrom are available, as necessary to recognize or enforce such judgments as it applies to any assets of the Authority, real or personal, located in the State of Connecticut. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced by any court of competent jurisdiction.

(c) Each of the Guarantors hereby unconditionally and irrevocably waives the jurisdiction of any court of the Tribe now or hereafter existing or created with respect to any claim, except as otherwise specifically provided in this Guarantee. Each of the Guarantors unconditionally and irrevocably waives, to the fullest extent it may legally and effectively do so, the application of any rule or doctrine relating to exhaustion of tribal remedies or comity or abstention that might otherwise require a claim be heard in a court of the Tribe. Each of the Guarantors expressly and irrevocably agrees that it shall not institute any action in its own Tribal Court system in respect of any claim under this Guarantee, but shall instead resort to the courts set forth, and in the order set forth in Section 6.12(b) hereof.

(d) Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 6.12(b) hereof. Each of the Guarantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each of the Guarantors irrevocably consents to service of process in the manner provided for notices in Section 6.12(f) below. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

(f) Each of the Guarantors consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 20 of the Note Purchase Agreement or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Guarantors agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(g) Nothing in this Section 6.12 shall limit any right that the Noteholders may have to bring proceedings against the Guarantors in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(h) Each of the Guarantors hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Guarantee or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (1) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (2) acknowledges that it and the other parties hereto have been induced to enter into this Guarantee by, among other things, the mutual waivers and certifications in this Section 6.12(h).

Section 6.13 No Personal Liability. Neither the Tribe nor any director, officer, office holder, employee, agent, representative or member of the Authority, any Guarantor or the Tribe, as such, shall have any liability for, nor be subject to suit in respect of, any obligations of the Authority or any Guarantor under the Notes, the Note Purchase Agreement, this Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 6.14 Note Document. This Guarantee is a “Note Document” as defined in the Note Purchase Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guarantee to be executed on each such Guarantor’s behalf by a duly authorized officer of each such Guarantor as of the date first written above.

Very truly yours,

MOHEGAN BASKETBALL CLUB LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	President

MOHEGAN COMMERCIAL VENTURES PA, LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

DOWNS RACING, L.P.

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

BACKSIDE, L.P.

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

MILL CREEK LAND, L.P.

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

NORTHEAST CONCESSIONS, L.P.

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

MOHEGAN GOLF, LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

WISCONSIN TRIBAL GAMING, LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager

MTGA GAMING, LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	Manager and President

MOHEGAN VENTURES WISCONSIN, LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	President and Chief Executive Officer

MOHEGAN VENTURES-NORTHWEST, LLC

By:	/s/ Robert J. Soper
Name:	Robert J. Soper
Title:	President

ANNEX 1

GUARANTEE JOINDER

GUARANTEE JOINDER, dated as of [                    ], made by                     , a                      (the “Additional Guarantor”), in favor of each of the Noteholders. All capitalized terms not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement or the Guarantee (as defined below), as applicable.

SECTION 1.	PRELIMINARY STATEMENT

The Mohegan Tribal Gaming Authority (the “Authority”), a governmental instrumentality of The Mohegan Tribe of Indians of Connecticut, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. § 83 (the “Tribe”), has heretofore issued its Floating Rate Senior Notes due December 15, 2017 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”), pursuant to a Note Purchase Agreement, dated as of November 20, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Authority, the Tribe (for purposes of the specific sections detailed therein), and the Purchasers party thereto.

In connection with the Note Purchase Agreement, certain of the Authority’s Subsidiaries have entered into the Guarantee Agreement, dated as of November 20, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of each of the Noteholders.

Pursuant to Section 10.12 of the Note Purchase Agreement, the Additional Guarantor is required to become a party to the Guarantee.

The Additional Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Authority, and the incurrence of such indebtedness is in the best interests of the Additional Guarantor.

All acts and proceedings required by law and by the certificate of incorporation and bylaws (or other applicable constitutive documents) of the Additional Guarantor necessary to constitute this Guarantee Joinder a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof has been in all respects duly authorized.

SECTION 2.	GUARANTEE AND OTHER RIGHTS AND UNDERTAKINGS

Section 2.1 Guarantee and Other Rights and Undertakings. By executing and delivering this Guarantee Joinder, the Additional Guarantor, as provided in Section 6.7 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby agrees to all terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, insofar as such representations pertain to it, is true and correct in all material respects on and as of the date hereof (after giving effect to this Guarantee Joinder) as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Each reference to a “Guarantor” in the Guarantee shall be deemed to include the Additional Guarantor. The Guarantee is hereby incorporated herein by reference. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

Section 2.2 Applicable Law. This Guarantee Joinder shall be governed by and construed in accordance with the law of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York. Each party hereto each hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including but not limited to legal process, execution of judgments and other legal remedies.

Section 2.3 Counterparts. This Guarantee Joinder may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 2.4 Note Document. This Guarantee is a “Note Document” as defined in the Note Purchase Agreement.

Section 2.5 Limited Waiver of Sovereign Immunity. The Additional Guarantor does not consent to the enforcement, levy, or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Additional Guarantor consents to the enforcement, levy and other execution of any judgment for money or other damages, whether obtained as a result of a judicial, administrative, or arbitral proceeding, against any assets, real or personal (other than any property held in trust or subject to a restriction on alienation by the United States and property of which the encumbrance or transfer is not permitted under any applicable federal or state law or regulation (the “Excluded Property”)) of the Additional Guarantor, but only to the extent set forth in the remainder of this paragraph. Subject to the foregoing, the Additional Guarantor expressly and irrevocably waives its sovereign immunity, to the extent applicable (and any defenses based thereon) from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by a Purchaser (or any of its successors or permitted assigns), subject to any limitations contained in this Guarantee Joinder, to interpret or enforce the terms of this Guarantee Joinder and to enforce and execute any judgment resulting therefrom against such Additional Guarantor or the assets of the Additional Guarantor (other than the Excluded Property). Without limiting the generality of the foregoing, the Additional Guarantor waives its immunity (to the extent applicable) from unconsented suit to permit the maintenance of the following actions in respect of this Guarantee.

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(i) Courts. The Additional Guarantor waives its immunity from unconsented suit to permit any court of competent jurisdiction to (A) enforce and interpret the terms of this Guarantee and award and enforce the award of damages against the Additional Guarantor owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings or arbitration; (B) determine whether any consent or approval of the Additional Guarantor has been improperly granted or unreasonably withheld; (C) enforce any judgment prohibiting the Additional Guarantor from taking any action, or mandating or obligating the Additional Guarantor to take any action, including a judgment compelling the Additional Guarantor to submit to binding arbitration; and (D) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. § 1302 (or any successor statute).

(ii) Arbitration. The Additional Guarantor waives its immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, to (1) enforce and interpret the terms of this Guarantee Joinder and to award and enforce the award of any damages against the Additional Guarantor owing as a consequence thereof; (2) determine whether any consent or approval of a Guarantor has been improperly granted or unreasonably withheld; and (3) enforce any judgment prohibiting the Additional Guarantor from taking any action, or mandating or obligating the Additional Guarantor to take any action, including a judgment compelling the Additional Guarantor to submit to binding arbitration.

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IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guarantee Joinder to be executed on the Additional Guarantor’s behalf by a duly authorized officer of the Additional Guarantor as of the date first written above.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for notices and communications: